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                                  EXHIBIT 99.2



              Termination agreement, dated April 1, 1997, between
                     TRC Companies, Inc. and Bruce D. Cowen


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                             Termination Agreement

     This Agreement ("Agreement") is made this 1st day of April, 1997 between TRC Companies, Inc. ("TRC") and Bruce D. Cowen ("Cowen").

     WHEREAS the Board of Directors of TRC ("Board") established, with Cowen's approval, a Special Committee of the Board to investigate certain allegations concerning Cowen, the president of TRC and a member of the Board, and Vincent A. Rocco ("Rocco"), TRC's chief executive officer and chairman of the Board, as described in Exhibit A to the resolutions of the Board adopted at its meeting held March 29, 1997; and

     WHEREAS Cowen pledged his full cooperation with the Special Committee's investigation; and

     WHEREAS Cowen has agreed that he obtained stock options from TRC in excess of the quantity of such options authorized to be granted to him by the Board of Directors ("Excess Options"), and such conduct is one of the subjects of the Special Committee's investigation; and

     WHEREAS it appears that Cowen obtained warrants of TRC issued in connection with TRC's acquisition of Environmental Solutions, Inc. ("ESI Warrants") without the authorization of the Board, and has not exercised any of such warrants; and

     WHEREAS Cowen has resigned as president and a member of the board of TRC, and of all other positions and titles he holds with respect to TRC and any subsidiary or affiliate of TRC, including without limitation The Polish American Environmental Technology Corporation (PAKTO); and

     WHEREAS Cowen wishes to make TRC whole for the financial consequences of the conduct to which he has admitted, and otherwise to assist the interests of TRC;

     NOW, THEREFORE, TRC and Cowen hereby agree as follows:

     1. In final settlement of TRC's claims against Cowen arising out of his obtaining Excess Options and ESI Warrants, (a) Cowen shall pay to TRC within 35 days of the date of execution of this Agreement a sum ("Option Restitution Sum"), to be mutually determined hereafter by TRC and Cowen, that is the amount by which TRC was damaged by virtue of Cowen's exercise of Excess Options ("Damage Amount"), plus interest on the Damage Amount at a rate or rates per annum paid or payable from time to time during the period by TRC on borrowings from the Bank of Boston (the "Interest Rate") calculated from the date of each exercise to the date of payment of the Option

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Restitution Sum; (b) Cowen shall immediately surrender to TRC the ESI Warrants, and such ESI Warrants shall, effective immediately and without regard to the surrender required by this Agreement, be canceled, null and void and of no further force or effect; and (c) Cowen shall immediately surrender to TRC all outstanding TRC stock options he now holds, whether or not they were granted to him pursuant to authorization of the Board, and such stock options shall, effective immediately and without regard to the surrender required by this Agreement, be canceled, null and void and of no further force or effect.

     2. In final settlement of TRC's claims against Cowen arising out of obtaining reimbursement from TRC for travel and entertainment expenses in excess of those reimbursements authorized by TRC's policy, Cowen shall pay to TRC within 35 days of the execution of this Agreement a sum ("Expense Reimbursement Sum") to be mutually determined hereafter by TRC and Cowen, that is the amount of any travel and entertainment expenses incurred by Cowen and paid or reimbursed by TRC since January 1, 1995 in violation of TRC's policy for the payment of such expenses then in effect ("Inappropriate T & E Expense"), plus interest at the Interest Rate on the Inappropriate T & E Expense calculated from the date of each payment or reimbursement to the date of payment of the Expense Reimbursement Sum.

     3. If TRC and Cowen have not agreed on either the Option Restitution Sum or the Expense Reimbursement Sum, or both, within 35 days of the date of execution of this Agreement, then the Sum(s) as to which no agreement has been reached shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as modified by the provisions of this paragraph 3. Any such arbitration shall be conducted by a single arbitrator, who shall be an accountant selected by agreement of both parties. If the parties have been unable to agree upon an arbitrator who has agreed to serve within 45 days of the receipt by one party from the other of written notice of a dispute governed by this paragraph 3, the arbitrator shall be selected in accordance with Rule 13 of the Commercial Arbitration Rules of the AAA, provided that the AAA shall be instructed that the list of potential arbitrators it submits shall be composed exclusively of accountants, and in the event appointment cannot be made from the submitted lists in accordance with Rule 13, the AAA shall appoint the arbitrator. The parties shall bear equally the fees of the arbitrator and of the AAA. The arbitrator may proceed to resolution notwithstanding the failure of a party to participate in the proceedings, and shall structure the arbitration proceedings in a manner to result in a final determination by the arbitrator no later than 90 days following the appointment of the arbitrator. The arbitration shall take place at a site mutually agreeable to the parties within New York City. If no agreement has been reached on both the Option Restitution Sum and the Expense Reimbursement Sum, a single arbitration shall determine both sums. A judgment upon the award rendered in any arbitration shall be final and binding upon the parties and may be entered in any court

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having jurisdiction thereof. If an arbitration is to be conducted to resolve a dispute between TRC and Rocco concerning either an Option Restitution Sum and/or an Expense Reimbursement Sum, such other dispute shall be arbitrated in the same arbitration conducted pursuant to this Agreement, before the same arbitrator; in that event Cowen and Rocco shall act jointly in the arbitrator selection process. In the event one or both Sum(s) is determined by arbitration, the due date shall be ten calendar days after the announcement of the determination by the arbitrator.

     4. To secure payment of the Option Restitution Sum and the Expense Reimbursement Sum, Cowen shall deliver by 2:00 p.m. on April 4, 1997 to the law offices of Day, Berry & Howard in Hartford, Connecticut a letter of credit in the amount of $900,000.00 from a bank and in a form acceptable to TRC of which TRC is the beneficiary providing that TRC shall draw on the letter of credit to the extent necessary to obtain any and all payment due TRC from Cowen pursuant to the Agreement by presenting a written certificate, signed by a member of the Special Committee of the Board and countersigned by a member of the firm of Cleary, Gottlieb, Steen & Hamilton, to the issuing bank stating that the date of a payment under this Agreement has passed without payment being received by TRC and specifying the amount then due to be paid immediately to TRC by the issuing bank under the letter of credit (the "Letter of Credit"). TRC shall be entitled to recover by judicial process from Cowen any deficiency in the value received pursuant to the Letter of Credit to the full extent of the Option Restitution Sum and the Expense Reimbursement Sum, and shall promptly consent to the termination of the Letter of Credit and any balance remaining thereunder once full payment of the Sum(s) due has been received by TRC.

     5. Cowen shall immediately surrender to TRC all property of TRC that is in his possession, including without limitation corporate credit cards, computer equipment, telephones and pagers, automobile(s) and records and papers pertaining to TRC's business. TRC shall immediately cease payments on all life and other insurance policies in favor of Cowen or beneficiaries designated by him, and shall not object or interfere with Cowen's or Cowen's beneficiaries' assuming payments on such policies to the extent the policies so permit, provided TRC shall maintain in force medical insurance to the extent required by applicable law for the period provided by applicable law.

     6. TRC shall pay to Cowen any unpaid salary and accrued vacation, not including any incentive compensation, prorated to March 29, 1997. Cowen shall make no claim against TRC for severance or other similar payment, and the Severance Agreement between TRC and Cowen dated August 19, 1994 shall be of no further force or effect, except for Sections 3.1 and 3.2 thereof, which shall continue in effect pursuant to their terms.

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     7. Cowen shall immediately pay to TRC $50,000.00 in immediately available funds by wire transfer, to defray the costs of the investigation initiated and directed by Messrs. McGuire and Turner concerning Cowen's conduct.

     8. In the event that Cowen fails to deliver the Letter of Credit by the time and at the place specified in paragraph 4 of this Agreement, then TRC may by written notice to Cowen terminate this Agreement which shall immediately become null and void, provided however that paragraphs l(b)-(c), 5, 6 and 7 shall remain in full force and effect.

     9. Cowen shall cooperate with TRC with respect to providing such information, documents or testimony as may be necessary and appropriate, including without limitation making himself available upon reasonable notice for interview by representatives of TRC and others at TRC's request, provided that nothing herein shall limit Cowen's invocation of legal privileges otherwise available to him. Cowen may be represented by counsel, at his own expense, with respect to any interview or other cooperation requested by TRC pursuant to this paragraph.

     10. At TRC's request Cowen shall promptly execute all instruments, consents, and waivers necessary to fulfill the terms and purposes of this Agreement.

     11. TRC is not by this Agreement releasing Cowen from any claims it now has or may hereafter acquire against Cowen other than its claims to recover from Cowen the Option Restitution Sum, the ESI Warrants and the Expense Reimbursement Sum, as those terms are defined above.

     12. This Agreement may not be modified except in writing executed by the parties hereto.

     13. This Agreement shall be governed by the law of the State of Connecticut, without giving effect to the choice of law provisions thereof.

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     14. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date written above.


                                       TRC Companies, Inc.


                                       By:    /s/  Edward W. Large
                                          ----------------------------
                                            Edward W. Large, director



                                              /s/  Bruce D. Cowen
                                       -------------------------------
                                            Bruce D. Cowen


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